EXHIBIT 99.5

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the distribution in a rights offering (the “Rights Offering”) by Second Sight Medical Products, Inc. (the “Company”) to the holders of record of its common stock, no par value (the “Common Stock”), as of 5:00 p.m., New York time, on January 15, 2019 (the “Record Date”), at no charge, of non-transferable subscription rights (the “Rights”) to invest and purchase units (the “Units”) on or before 5:00 p.m. New York time on February 15, 2019 (the “Expiration Date”), at a subscription price that is lower of (i) $0.98 or (ii) the volume weighted average price of our Common Stock for the five trading day period through and including the Expiration Date (the “Subscription Price”). Each such Unit is comprised of one share of the Company’s Common Stock and a warrant to purchase an additional share of Common Stock (the “Warrant”).

Each Right gives the holder thereof the right to invest $0.53 for each share held on the Record Date (the “Basic Subscription Right”). In addition, holders of Rights who purchase all of the Units available to them pursuant to their Basic Subscription Right may also choose to purchase (the “Over-Subscription Privilege”), a portion of any Units that other holders of Rights do not purchase through the exercise of their Basic Subscription Rights (the “Over-Subscription Units”). The number of Units that you will obtain from your subscription will equal the result of the accepted dollar amount of your investment divided by the Subscription Price, rounded down to the nearest Unit.

For example, if you invest $530, and $0.98 is lower than the volume weighted average price of our Common Stock for the five trading day period through and including the Expiration Date, then the Subscription Price will be $0.98, and you would receive 540 Units consisting in the aggregate of 540 shares of our Common Stock and Warrants to purchase 540 shares of our Common Stock. By way of further illustration, if you invest $530, and the volume weighted average price of our Common Stock for the five trading day period through and including the Expiration Date is lower than $0.98, then the Subscription Price will equal such weighted average price, and you would receive a number of Units equal to the quotient of $530 divided by such weighted average price rounded down to the nearest whole Unit and a refund of the remaining investment amount.

With respect to any instructions to exercise (or not to exercise) Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York time, on February 15, 2019, the scheduled expiration date of the Rights Offering.

This will instruct you whether to exercise Rights to purchase Units distributed with respect to the shares of Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus Supplement and the related “Instructions as to Use of Second Sight Medical Products, Inc. Rights Certificates.”

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐ Please DO NOT EXERCISE RIGHTS for Units.

Box 2. ☐ Please EXERCISE RIGHTS for Units as set forth below:

	Amount Invested			Payment
Basic Subscription Privilege		x	=	$ (Line 1)
Over-Subscription Privilege		x	=	$ (Line 1)
Total Payment Required				$ (Sum of Lines 1 and 2)

Box 3. ☐Payment in the following amount is enclosed: $

Box 4. ☐ Please deduct payment of $            from the following account maintained by you as follows:

(The total of Box 3 and Box 4 must equal the total payment specified above.)

 Type of Account ___________________________

Account No.___________________________

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

●     irrevocably elect to invest the amount indicated above to purchase Units upon the terms and conditions specified in the Prospectus Supplement; and

●     agree that if I (we) fail to deliver the amount I (we) have elected to invest, you may exercise any remedies available to you under law.

Name of Beneficial Owner(s):

Signature of Beneficial Owners(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including zip code):

Telephone Number: